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                                                                     EXHIBIT 12

                             BELLSOUTH CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)


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

                                                                               For the years ended December 31,
                                                             1999          2000          2001          2002          2003
                                                          ----------    ----------    ----------    ----------    ----------

1. EARNINGS

(a) Income from continuing operations before
      deductions for taxes and interest ...............   $    6,518    $    7,926    $    5,332    $    5,763    $    6,700

(b) Portion of rental expense representative of
      interest factor .................................           99           105           106           110           115

(c) Equity in losses from less-than-50% owned
      investments (accounted for under the equity
      method of accounting)
                                                                 396           142           249           487             7

(d) Excess of earnings over distributions of less-
      than-50%-owned investments (accounted for
      under the equity method of accounting) ..........          (87)         (707)         (148)         (373)         (484)
                                                          ----------    ----------    ----------    ----------    ----------

         TOTAL ........................................   $    6,926    $    7,466    $    5,539    $    5,987    $    6,338
                                                          ==========    ==========    ==========    ==========    ==========
2. FIXED CHARGES

(a) Interest ..........................................   $    1,059    $    1,361    $    1,348    $    1,209    $    1,056

(b) Portion of rental expense representative of
      interest factor .................................           99           105           106           110           115
                                                          ----------    ----------    ----------    ----------    ----------

    TOTAL .............................................   $    1,158    $    1,466    $    1,454    $    1,319    $    1,171
                                                          ==========    ==========    ==========    ==========    ==========

   Ratio (1 divided by 2) .............................         5.98          5.09          3.81          4.54          5.41
                                                          ==========    ==========    ==========    ==========    ==========
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